                                  LEASE AGREEMENT



THIS LEASE AGREEMENT made and entered into this 28th day of January 1997 by and between Robert L. Zeligson Trust/Braniff "M" Warehouse by its agent
Vansu Company hereinafter called "Landlord", and Tri-Star Aerospace, Inc. hereinafter called "Tenant". WITNESSETH: That Landlord for and in consideration of the agreed rents to be paid and in consideration of the other covenants and agreements hereinafter recited to be kept and performed, does hereby lease, let and demise unto Tenant the following real property and premises, hereinafter called "Leased Premises", on the terms and conditions recited:

     1. DESCRIPTION OF LEASED PREMISES: 11529 East Pine Street Tulsa, OK Consisting of 7500 sq. ft. (more or less) Office/Warehouse.

     2. TERM OF LEASE AND USE. TO HAVE AND TO HOLD the said described property and Leased Premises unto the said Tenant, its successors and assigns, for the term of ONE YEAR (1) commencing on the 1st day of March, 1997. Tenant warrants that the use of the Leased Premises shall only be for the conduct of its principal business which is described as follows; Aerospace Hardware and Fittings.

     3. RENTAL AND SECURITY DEPOSIT: Tenant agrees to pay Landlord as rent for said Leased Premises the total sum of Twenty-four Thousand and 00/100 Dollars ($24,000.00) in monthly installments of Two Thousand Dollars ($2,000.00) Additionally Tenant shall pay Landlord as a security deposit for said Leased Premises the sum of a Two Thousand Dollars ($2,000.00) All payments of rent and the security deposit to be made in accordance with the provisions of Exhibit "A" attached hereto and made part hereof.

     4. ASSIGNMENT AND SUBLEASE: This Lease Agreement shall not be assigned or the property Subleased in whole or part without written consent of Landlord first obtained. Provided, however, Landlord agrees that consent to any such assignment or sublease shall not be unreasonably withheld, provided the use of the property is the same type of use being made of the property by Tenant hereunder; such rental rate payable on this Lease Agreement shall be at such rate as Landlord shall request; and provided further that Tenant shall remain liable for the full performance of the Tenant's obligations under this lease.

     5. LIABILITY: Tenant agrees to defend, save and hold Landlord harmless from any and all claims, judgments, liabilities or demands of any person or persons whomsoever arising out of or connected with the use of said Leased Premises by the Tenant and the operation of its business there. Tenant agrees to carry and maintain employer's liability and public liability insurance to protect both Tenant and Landlord from any liabilities or legal exposure contemplated in this paragraph. Tenant agrees to furnish Landlord a copy of said insurance policy or a certificate evidencing issuance of a policy of such insurance upon request. Tenant's policy of insurance shall further provide for waiver of subrogation rights (by Tenant's Insurer) as against Landlord.

     6. TAXES AND INSURANCE: Tenant shall pay to Landlord, as additional rent for each calendar year, (except for the base year) its prorata portion of the amount paid by Landlord in that calendar year for insurance premiums and general real property taxes which are in excess of the amount paid for insurance premiums and general real property taxes in the base year. The base year shall be the year in which this Lease is executed.

     Tenant shall pay that portion of such excess insurance premiums and general real property taxes which shall be calculated by multiplying said excess by a fraction, the numerator of which shall be the gross square foot area of the premises demised to the Tenant, and the denominator of which shall be the gross square foot area of 150,000 square feet in Robert L. Zeligson Trust/Braniff "M" Warehouse. Tenant shall also pay a portion, computed in the manner above, of any special taxes or special assessments levied or assessed at any time during the term against the land and improvements on the property. The charges provided for in this Section shall be paid within ten (10) days after demand therefor is made by Landlord.

     7. CONDITION OF PREMISES: Tenant represents and acknowledges that it has inspected the Leased Premises prior to execution of this Lease Agreement and found same clean and in good repair unless otherwise specified in writing under the Clause "Special Conditions".

     8.  MAINTENANCE AND REPAIR:

A. Landlord will keep the exterior of the Leased Premises, except doors, windows and glass, in repair. Landlord shall not repair any damage caused by the negligence of the Tenant or its agents, servants, employees, customers, licensees or invitees. Landlord shall be under no other liability for repair, maintenance, alteration, or other action with reference to the Leased Premises or any other part thereof, or any plumbing, heating, electrical, air conditioning, or other mechanical installation therein, except (1) that Landlord agrees to repair any latent defects appearing on the premises within ninety (90) days after occupancy of the same by Tenant; and provided further that Landlord shall during the period of written warranty given by manufacturer or supplier of any air conditioning or heating equipment request the same to be repaired by the manufacturer or supplier upon the request of Tenant.

B. Tenant hereby agrees to keep the interior of the Leased Premises, and all doors, windows and glass, together with all electrical, plumbing and other mechanical installation therein, in good order and repair, and will make all replacements thereto at its own expense, and will replace all light bulbs needing replacement in the Leased Premises. Landlord shall not be liable to Tenant for any damage in the leased premises due to the backing up of any drains or any water leaks. Tenant will surrender the Leased Premises at the expiration of the term or at such other time as it may vacate the Leased Premises in as good a condition as when received, excepting depreciation caused by ordinary wear and tear.

C. The Landlord shall initially furnish heating and air conditioning equipment to the Leased Premises. The Tenant shall cause this equipment to be serviced no less than semiannually or at such greater frequency as the nature of its business may require. In the event such service is not provided by the Tenant, the Landlord shall have the right to schedule the servicing to be done by a serviceman or contractor selected by the Landlord and to charge the cost of the service to the Tenant or, at the option of the Landlord, bill and collect the service charge from the Tenant. All heating and air conditioning equipment is the property of the Landlord and at the termination of this Lease Agreement, the Tenant shall not have the right to remove said equipment. Landlord shall have exclusive control over and exclusive use of the roof of the Leased Premises.

D. Tenant specifically agrees that in addition to the other repairs under the terms of this Lease Agreement, it will, at its sole cost and expense, promptly repair all exterior doors and exterior metal panels of the Leased Premises immediately after any of said doors have sustained any type of damage. Should Tenant fail to repair any damaged door within ten (10) days after receiving written notice from Landlord requesting such repairs to be made, then Landlord shall have the right to hire such parties as Landlord deems appropriate to repair said exterior doors and exterior metal panels, at Tenant's sole cost and expense. The Tenant will reimburse Landlord for any such costs of such repairs within ten (10) days after receiving written notice from Landlord of cost of such repairs.

     9. LIENS: Tenant shall at all times keep the Leased Premises free and clear of any liens, charges and claims because of any act or omission to act on the part of Tenant in connection with the maintenance and repair of the premises and likewise shall keep the Leased Premises free and clear of any liens, charges and claims by reason of the acquisition of Tenant, and the installation therein, of any fixtures and equipment; and if any such liens, charges or claims are made or filed against said Leased Premises, Tenant agrees to promptly discharge the same and furnish Landlord evidence thereof.

     10.  CLEAN UP:

     10.A Tenant agrees, at Tenant's cost and expense, to keep or cause to be kept its Leased Premises, the exterior area adjacent to the Leased Premises, and the adjacent parking areas, (assigned to Tenant) clean and free of litter and other debris, provided, however, should Tenant fail to keep its Leased Premises and other areas and adjacent parking areas free of litter and other debris then Landlord, after notice, shall have the right to clean up Tenant's Leased Premises and other areas or cause the same to be cleaned and charge the cost of same to Tenants by appropriate billing therefor. Final clean-up at the termination of this Lease Agreement shall be completed to Landlord's satisfaction as evidenced in writing prior to termination date of this Lease Agreement. Tenant shall be obligated to pay rent as a hold-over tenant until the Leased Premises and exterior area adjacent to the Leased Premises have been cleaned, whether the cleaning is performed by the Tenant or by the Landlord. If the cleaning is performed by the Landlord the Tenant shall pay all cleaning costs within ten (10) days after receiving notice from Landlord of the cost of such repairs.

     10.B Tenant hereby agrees not to engage in any activity, or produce or store upon the Leased Premises any such goods or equipment which would cause or allow for the accumulation, spill or creation of any toxic or hazardous waste or materials, or in any manner place the Project, the Leased Premises, or any of Landlord's tenants in any danger whatsoever. If, at any time, Landlord discovers that the Tenant's use or occupancy of the Leased Premises has caused or allowed any toxic or hazardous waste or materials on the Property or endangered the Project or any of its tenants then this Lease Agreement will immediately terminate as specified in Paragraph 16, and Tenant shall, at its sole cost and expense, immediately commence and complete cleanup and removal as required by all of the applicable governmental regulations and agencies, and to the satisfaction of the Landlord. Further, Tenant shall indemnify and hold Landlord harmless for any claim, action, expense (including all attorney fees for an attorney hired by Landlord, and all costs incurred in any dispute), fine, or damage in connection with any of the above being found.

     11. INSURANCE AND OBLIGATION TO REPAIR AND RESTORE: If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, and is not thereby rendered untenantable, in whole or in part, Landlord shall promptly, at Landlord's own expense, cause such damage to be repaired and the rent shall not be abated: if by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, the Landlord shall promptly, at Landlord's own expense, cause the damage to be repaired and minimum rent meanwhile shall be abated proportionally as to the portion of the Leased Premises rendered untenantable; if by reason of such occurrence the Leased Premises should be rendered wholly untenantable; the Landlord shall promptly, at Landlord's own expense, cause such damage to be repaired, and the minimum annual rent meanwhile shall be abated in whole, unless within thirty (30) days after such occurrence Landlord shall give the Tenant written notice that the Landlord has elected not to reconstruct the destroyed Leased Premises, in which event this Lease Agreement and tenancy hereby created shall cease as of the date of said occurrence, all rentals to be adjusted as of such date. If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, and are thereby rendered wholly untenantable, following which the Landlord does not commence diligent restoration of said damages within sixty (60) days after such occurrence of damages, then, in such event, the Tenant shall have the right, at Tenant's option, to declare this Lease Agreement canceled by giving appropriate written notice to the Landlord within ten (10) days first following said sixty (60) day period, following which this Lease Agreement and tenancy hereby created shall cease as of the date of occurrence of said damages, all rentals to be adjusted as of such date. Tenant shall acquire, install, and service such fire extinguishers as are necessary to comply with Tulsa City Codes.

     12. UTILITIES: Tenant agrees to promptly pay and discharge all water, light, heating, gas, refuse collection and disposal, and other utility bills incurred from date of occupancy by Tenant to date of lease termination and vacation of the premises by Tenant, together with all other operating expense connected with its use and occupancy of the Leased Premises, including the payment of all taxes levied and assessed against Tenant's personal property, fixtures, equipment and inventory.

     13.  SURRENDER OF LEASED PREMISES: ADDITIONS, ALTERATIONS AND
MODIFICATIONS: At the expiration of the lease term or any extensions or renewals of this Lease Agreement, Tenant agrees to surrender possession of the Leased Premises to Landlord in as good a state of repair and condition as at the date of initial possession hereunder by Tenant, reasonable wear and tear alone excepted. Reasonable wear and tear is limited to that which is normal for a quality office/warehouse facility and is further defined on Exhibit "B" annexed herein. Tenant shall make no additions, alterations or modifications to the Leased Premises (including painting of the interior walls and floors of the Project) without the prior written consent of the Landlord, and Landlord may require Tenant to submit written plans and specifications for its approval. All additions, alterations or modifications made to the Leased Premises by the Tenant (after obtaining Landlord's written consent) shall be made at the sole cost and expense of Tenant. All additions, alterations and modifications shall, at the time of installation, become the sole property of the Landlord and shall be left as a part of the Leased Premises at the end of the term of this Lease Agreement Provided, however, Landlord shall have the right at the end of the lease term to require the Tenant to remove any or all improvements made to the Leased Premises and restore the Leased Premises to the condition it was in at the beginning of the lease term, reasonable wear and tear alone excepted. Such removal and restoration, if required, shall be made at the sole cost and expense of the Tenant. Tenant shall, at the end of this Lease Agreement, have the right to remove any trade fixtures from the Lease Premises which have not been affixed to the Leased Premises so as to become a part of the realty. However, any damage caused to the Project in removing said trade fixtures shall be repaired at the sole cost and expense of the Tenant.

     14. CONDEMNATION: In the event that the entire Leased Premises shall be taken in condemnation proceedings or by exercise of any right of eminent domain for public or quasi-public use, this Lease Agreement shall terminate as of the date of said taking and all unearned rent and other charges paid in advance shall be refunded to the Tenant after deducting any charges owed by Tenant to Landlord and the Tenant shall surrender possession of the Leased Premises to the Landlord. In the event a portion of the Lease Premises shall be taken by such proceedings, the Landlord shall have the option to terminate this Lease Agreement or make a proportionate reduction of rent during the remainder of the lease term. The award for such taking shall belong to the Landlord; except that the Tenant shall be entitled to make a claim in its own name to the condemning authority for the value of any furniture, trade fixtures, trade equipment, merchandise or personal property of any kind belonging to the Tenant, and not forming a part of the real estate, or for the cost of moving all of the same or for moving such business as is necessary.

     15. BANKRUPTCY OR RECEIVERSHIP: Should Tenant make an assignment for the benefit of creditors or a receiver be appointed or bankruptcy proceedings be instituted by it or against it, then any of such events shall, at the option of Landlord, operate forthwith to cancel and hold this Lease Agreement for naught, and Lessor shall, after notice, be entitled to immediate possession of the Leased Premises.

     16. DEFAULT: It is expressly covenanted and agreed that in the event the Tenant vacates or abandons the Leased Premises during the term of the Lease, or defaults at any time in any term of this Lease or in the payment of any rent or other payment herein provided for, then, in any of such events and without further notice the Landlord at its option may declare this lease terminated and all accrued and unaccrued rentals immediately due and payable, and with or without legal process enter into and upon the Leased Premises, repossess the same and expel the Tenant, or any other occupant therefrom, it being expressly agreed by the Tenant that time is of the essence hereof and the Tenant expressly waives all notice of non-payment of rent or termination of the Lease Agreement or demand for possession or demand for rent, and further provided that such lease termination, re-entry and expulsion of the Tenant or other occupancy whether by legal process or otherwise, shall be without prejudice to the right of the Landlord to sue and collect the accrued and unaccrued rental of for the breach of any other covenant herein contained. In the event of any such default the Landlord may, at its option, without forfeiting any accrued or unaccrued rentals due the Landlord, enter into possession and relet the Leased Premises or any part thereof and the Tenant agrees to further pay all of Landlord's attorney's fees and to pay for all costs of redecorating, remodeling, leasing fees or any costs of such re-letting. Any re-letting or re-entry and expulsion of the Tenant shall in no manner relieve the Tenant of the obligation to immediately pay all accrued and unaccrued rental due under this Lease Agreement, provided, however, that in the event the Landlord receives from the Tenant all of such accrued and unaccrued rental, whether by judgment or otherwise, and further finds a tenant suitable to the Landlord during the remaining term of this Lease Agreement, then at the conclusion thereof the Landlord shall remit back to Tenant any excess rentals received hereunder, less any charges incurred by reason of such default of the Tenant, including the aforesaid redecorating, remodeling, leasing fees and attorney's fees. In any event, if Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease Agreement, and the Landlord places the enforcement of this Lease Agreement, or any part hereof, or the collection of any rent, or charge due, or to become due, or the recovery of the possession of the Premises, in the hands of an attorney, the Tenant agrees to pay the reasonable attorney fees of Landlord; plus all the actual costs of enforcement or collection, including but not limited to expert witness fees and charges, all copying expenses and laboratory tests. All property of the Tenant, including property otherwise legally exempt from levy and execution in or upon the Leased Premises is now and shall be bound for and subject to the payment of all rent and other sums herein agreed to be paid, whether due or not, and such shall be and do hereby constitute a lien upon all of the property of Tenant or upon the Leased Premises and such lien of the Landlord upon the property of the Tenant, as hereinabove set forth, may be foreclosed by selling the same at public or private sale, with or without notice at the option of the Landlord.

     Any re-entry or re-letting under the provisions hereof shall not work a forfeiture of the rent or other agreements to be performed by the Tenant hereunder during the full term of this lease agreement. The foregoing rights and remedies hereinabove given to the Landlord are and shall be deemed to be cumulative and the exercise of one shall not be deemed to be an election excluding the exercise by the Landlord at any other or different time of a different or inconsistent remedy and shall be deemed to be given to said Landlord in addition to any other and further rights given to said Landlord in addition to any other and further rights given or granted to said Landlord by the terms of any paragraph hereof or by law and the failure upon the part of Landlord at any time to exercise any right or remedy hereby given to it, shall not be deemed to operate as a waiver by it of its right to exercise such right or remedy at any other future time.

     In the event of default by Tenant of any of the terms and conditions of this Lease Agreement, or the addendum's attached hereto, then, interest at the highest rate allowed by law in the state of Oklahoma shall accrue on any amounts due or which will become due, including all costs and attorney fees. If any payment required by this Lease Agreement is not paid prior to the 5th day after the day it is due, the Tenant shall pay a late fee of 5% of the delinquent payment.

     17. HOLDING OVER: If Tenant remains in possession of the Leased Premises after the expiration of this Lease Agreement, such continued possession shall, if rent is paid by Tenant and accepted by Landlord, create a month-to-month tenancy on the terms herein specified, and said tenancy may be terminated at any time by either party by thirty (30) days written notice to the other party. Tenant agrees that in the event Tenant becomes a hold-over Tenant in accordance with this Paragraph, all of the same terms and conditions of this Lease Agreement shall apply except the monthly rent to be paid shall be one hundred fifty percent (150%) of the monthly rent which was in effect during the last month of this Lease Agreement and any renewals and addendum's hereto immediately preceding the month Tenant becomes a hold-over Tenant.

     18. RIGHT TO INSTALL SIGNS: Tenant shall not install any sign without Landlord's approval.

     19. PARKING: COMMON AREAS; INGRESS AND EGRESS; Landlord shall repair and maintain the parking areas at Landlord's cost and expense, except damage resulting from Tenant's forklifts, trucks, semi-trailers, dolly wheels, tracked vehicles, and fuel, oil or acid spillage, all of said damages and other damages caused by the Tenant or the Tenant's employees, guests, customers, deliverymen or licensees, shall be repaired by Tenant at Tenant's expense.

     20. NOTICE: Any notice provided for herein shall be given by mail, postage prepaid, to the Landlord at the address to which the rent is then being mailed, and to the Tenant, at the Leased Premises. The place to which notices are to be made may be changed by written notice from time to time from one party to the other party.

     21. COVENANT NOT TO WASTE: The Tenant covenants not to commit nor to permit any waste whatever and will, free of expense to Landlord, when required by the Landlord, when required by the proper authorities or Landlord, abate all nuisances whether public or private.

     22. RULES AND REGULATIONS: The Rules and Regulations attached hereto and marked Exhibit "B" are made a part of this Lease Agreement as if fully herein set forth and are material terms of this Lease Agreement, Tenant, its employees, agents and visitors, shall observe and abide by them and by such other and further reasonable Rules and Regulations as Landlord may prescribe which, it its judgment, are needful for the reputation, safely, care or cleanliness of the Project or Leased Premises, or the operations and maintenance thereof and the equipment therein, or for the comfort of Tenant and the other tenants of the Project. Landlord, however, shall have the right to change said rules and waive in writing any or all of said rules in the case of any one or more tenant. All such Rules and Regulations are of the essence hereof without which this Lease Agreement would not have been entered into by the Landlord, and any breach of any provision of the Rules and Regulations by the Tenant shall constitute a default hereunder.

     23. FORCE MAJEURE: Except with respect to the obligation of Tenant to pay rental, after this Lease Agreement shall have commenced, the time for performance of other matters set forth herein may be delayed for the period or periods of interference therewith or delay thereof caused by strikes, unusual climatic conditions, act of God or war, or by conditions and situations not reasonably within control of either of the parties hereto.

     24. RIGHT OF OCCUPANCY: Landlord agrees to furnish the Leased Premises described in paragraph 1, subject to the terms and conditions described herein; however, it shall be the responsibility of the Tenant to obtain the necessary occupancy permits required by Local, State and Federal Agencies and Tenant shall be solely responsible for any modifications or changes required to obtain such permits.

     In the event Tenant fails to perform any obligation under the terms of this Lease Agreement (including but not limited to cleaning in and around the Leased Premises and repairing damages to the Leased Premises) and Landlord elects to perform Tenant's obligation, then Landlord shall have the right to collect from the Tenant the actual costs incurred in performing such obligations together with the Landlord's costs of any of Landlord's employees time spent in connection therewith and 20% of all amounts described above to compensate Landlord for overhead and profit.

     25. BINDING EFFECT AND SPECIAL CONDITIONS:

     25.1 This Lease Agreement and the terms, covenants and provisions hereof, shall inure to the benefit of and be binding upon the successors and assigns of both parties hereto.

     EXECUTED the day and year first hereinabove written.

                                    R. L. Zeligson Trust/Braniff "M" Warehouse


                                    By: /s/ C. G. VanSchoyck
                                       ---------------------------------------
                                       C. G. VanSchoyck, Manager




                                    Tri-Star Aerospace, Inc.




                                    By: /s/ Richard P. Small
                                       ---------------------------------------
                                       Richard P. Small
                                       Vice Chairman

                             TENANT ESTOPPEL CERTIFICATE


LEASED PREMISES:         11529 EAST PINE STREET
                         TULSA, OKLAHOMA

DATE OF LEASE:           JANUARY 28. 1997

DATE OF AMENDMENTS:      N/A

NAME OF TENANT:          TRI-STAR AEROSPACE, INC.

NAME OF OWNER:           ROBERT L. ZELIGSON, TRUSTEE OF THE
                         BRANIFF M WAREHOUSE TRUST


The undersigned ("Tenant") certifies as of the date of this Certificate the following data as true and accurate:

1. The attached Lease, and any Amendments thereto, comprise a complete copy of the entire Lease Agreement (please attach a copy of Lease and all Exhibits and Addenda).

2. The Tenant's Lease, and any Amendments thereto (known collectively as the "Lease"), are correctly identified by the date(s) stated above.

3. The commencement date of the Lease was MARCH 1, 1997. The expiration of the Lease is FEBRUARY 28, 1998.

4. The monthly base rent (not including any percentage rent or expense pass through) presently payable under the Lease is $2,000.00, and such rent has been paid through JANUARY 31, 1998.

5. The real estate property taxes payable by Tenant under the Lease are as follows: THE AMOUNT OWED BY THE TENANT, IS EQUAL TO THE AMOUNT THAT THE PROPERTY TAXES INCURRED DURING EACH CALENDAR YEAR EXCEED THE BASE YEAR 1997 PROPERTY TAXES WHICH WERE $28,779.00.

6. The Tenant has deposited with Landlord $2,000.00 as a Security Deposit under the terms of the Lease.

7. The Lease is presently in full force and effect and has not been modified, supplemented, or amended except as indicated on this Tenant Estoppel Certificate. To the knowledge of the undersigned, Landlord is not in default of any terms or conditions of said Lease and Tenant is not in default of any terms or conditions of said Lease.

8. Tenant is in possession of Leased Premises and that the Leased Premises is in conformity with that stated in the Lease.

9.   Tenant has no option to purchase the Property or first right of refusal
     (FRR) to purchase the Property in which the Leased Premises is situated.

10.  The Lease is personally guaranteed by N/A.

11. The square footage of the Leased Premises used for the calculation of all rental sums due and payable per the terms and conditions of the Lease is approximately 7,500 square feet, and that the total square footage of the Property is approximately 155,000 square feet.

12. The statements contained herein are made for the purpose of verifying the current status of the Tenant's Leasehold interest in Leased Premises and may be relied upon by Landlord and any successor(s) and/or assignee(s) for such purpose.


By: /s/ Brian Murphy
   ----------------------------
   Brian Murphy
   Vice President

Date: 12/24/97
     --------------------------

Acknowledgment:


I hereby acknowledge that I witnessed the execution of this document by Brian Murphy on this ________ day of _____________, 19____.


By:
   ----------------------------